Registration No. 33-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             SONOCO PRODUCTS COMPANY
             (Exact name of registrant as specified in its charter)

        South Carolina                                           57-0966962
        --------------                                           ----------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

            One North Second Street, Hartsville, South Carolina 29551
--------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                             SONOCO PRODUCTS COMPANY
                     1996 Non-Employee Directors' Stock Plan
                              (Full title of Plan)

           Charles J. Hupfer                                Copies to:
          Vice President and                       George S. King, Jr., Esquire
        Chief Financial Officer                   Suzanne Hulst Clawson, Esquire
        One North Second Street                   Haynsworth Sinkler Boyd, P.A.
        Sonoco Products Company                    1426 Main Street, Suite 1200
          Post Office Box 160                     Columbia, South Carolina 29201
   Hartsville, South Carolina 29551                       (803) 779-3080

(Name and address of agent for service)

            (864) 383-7000
     (Telephone number, including
   area code, of agent for service)

                         Calculation of Registration Fee

                                                            Proposed maximum           Proposed maximum
   Title of securities                                     offering price per         aggregate offering      Amount of registration
     to be registered       Amount to be registered(1)           share(2)                   price(2)                   fee
     ----------------       --------------------------           --------                   --------                   ---

Common Stock,                        350,000                     $23.965                 $8,387,750.00                $771.67
 no par value

(1) This registration statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low trading prices of the shares reported by the New York Stock Exchange on October 23, 2002.

                                 PARTS I AND II

         This registration statement relates to registration of 350,000 additional shares of common stock, which are reserved for issuance pursuant to the Registrant's 1996 Non-Employee Directors' Stock Plan. A registration statement has previously been filed with respect to other shares of the Registrant's common stock reserved for issuance under the same plan. The contents of such earlier registration statement (File No. 333-12657), filed August 25, 1996, are hereby incorporated by reference herein.

Item 3.  Incorporation of Documents by Reference.

         The Registrant hereby incorporates by reference herein the following documents:

          (a) The description of the Registrant's common stock contained in the Registrant's Form 8-A, File No. 001-11261, filed February 16, 1995, as amended by File No. 002-64529, filed December 30, 1998, and any subsequent amendment or report filed for the purpose of updating such description.

Item 8.  Exhibits.

Exhibit No.
in Item 601
of Regulation S-K          Description
-----------------          -----------

      4.1 Articles of Incorporation (Incorporated by reference to exhibits to the Company's Form 10-Q for the quarter ended June 27, 1999)

      4.2 Bylaws (Incorporated by reference to exhibits to the Company's Form 10-Q for the quarter ended June 27,
                           1999)

      5.                   Opinion of Haynsworth Sinkler Boyd, P.A.

      15 Letter re: unaudited interim financial information (incorporated by reference to exhibits to the Company's Forms 10-Q for the quarters ended March 31, 2002 and June 30, 2002)

      23.1                 Consent of PricewaterhouseCoopers LLP

      23.2                 Consent of Haynsworth Sinkler Boyd, P.A. (included in
                           Exhibit 5).

      24                   Power of Attorney (included on signature page)

                                   SIGNATURES

The Registrant

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartsville, State of South Carolina on October 25, 2002.

                                    Sonoco Products Company


                                    By  s/Harris E. DeLoach, Jr.
                                      --------------------------
                                       Harris E. DeLoach, Jr.
                                       President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities indicated on October 25, 2002.

                                    Sonoco Products Company


                                    By  s/Charles J. Hupfer
                                      ---------------------------------
                                      Charles J. Hupfer
                                      Vice President and Chief Financial Officer

         Each person whose signature appears below constitutes and appoints Harris E. DeLoach, Jr. and Charles J. Hupfer, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 25, 2002.


s/C. W. Coker                               Director (Chairman)
-------------------------------
C. W. Coker

s/ H. E. DeLoach, Jr.                       President, Chief Executive Officer
-------------------------------              and Director
H. E. DeLoach, Jr.

s/C. J. Bradshaw                            Director
-------------------------------
C. J. Bradshaw

s/R. J. Brown                               Director
-------------------------------
R. J. Brown

s/ F. L. H. Coker                           Director
-------------------------------
F. L. H. Coker
s/ J. L. Coker                              Director
-------------------------------
J. L. Coker

s/ A. T. Dickson                            Director
-------------------------------
A. T. Dickson

s/ C. C. Fort                               Director
-------------------------------
C. C. Fort

s/ P. Fulton                                Director
-------------------------------
P. Fulton

s/ B. L. M. Kasriel                         Director
-------------------------------
B. L. M. Kasriel

s/ E. H. Lawton, Jr.                        Director
-------------------------------
E. H. Lawton, Jr.

s/ H. L. McColl, Jr.                        Director
-------------------------------
H. L. McColl, Jr.

s/ John H. Mullin, III                      Director
-------------------------------
John H. Mullin, III

s/ T. E. Whiddon                            Director
-------------------------------
T. E. Whiddon

s/ D. D. Young                              Director
-------------------------------
D. D. Young

                                  EXHIBIT INDEX

EXHIBIT NO.
IN ITEM 601
OF REGULATION S-K           DESCRIPTION
-----------------           -----------

      4.1 Articles of Incorporation (Incorporated by reference to exhibits to the Company's Form 10-Q for the quarter ended June 27, 1999)

      4.2 Bylaws (Incorporated by reference to exhibits to the Company's Form 10-Q for the quarter ended June 27,
                           1999)

      5.                   Opinion of Haynsworth Sinkler Boyd, P.A.

      15 Letter re: unaudited interim financial information (incorporated by reference to exhibits to the Company's Forms 10-Q for the quarters ended March 31, 2002 and June 30, 2002)

      23.1                 Consent of PricewaterhouseCoopers LLP

      23.2                 Consent of Haynsworth Sinkler Boyd, P.A. (included in
                           Exhibit 5).

      24                   Power of Attorney (included on signature page)